UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) February 18, 2004
                                                 -----------------


                           Tecscan International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Nevada                      0-21376                   33-0714007
----------------------------         ------------           ------------------
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)               File Number           Identification No.)

117 East Louisa Street, Suite #104, Seattle, Washington              98102
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            (Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code (206) 324-6025
                                                   ---------------


          111 East 5600 South, Suite #300, Salt Lake City, Utah 84107
          -----------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item l.  Changes in Control of Registrant.

     On February 18, 2003, we purchased all of the issued and outstanding shares of common stock of Very Basic Media, Inc., pursuant to that certain Stock Purchase Agreement and Plan of Reorganization (the "Agreement and Reorganization") dated February 18, 2004, between Tecscan International, Inc., and Very Basic Media, Inc., a privately-held, Nevada corporation. Very Basic Media, with offices in Seattle, Washington, is an early-stage provider of electronic and video-based media that seeks to become a successful publisher of video and print series for video. Very Basic Media's initial focus is on instructional products using the DVD video format. As of the date of this report, Very Basic Media's sole product is the "Genie Guide" series of instructional videos that it acquired from the Olinda Films Corporation. Very Basic Media believes that it will be successful in securing distribution for the "Genie Guide" instructional videos and, in addition, in developing additional instructional videos based on Olinda Films' model of retaining "experts" to appear in videos at no cost to Very Basic Media.

     We plan to change our name and the OTCBB symbol under which our common stock trades on the Over-The-Counter Bulletin Board as soon as practicable following the filing of this report. Our common stock now trades on the Over-The-Counter Bulletin Board under the OTCBB symbol "TSCN."

     As a result of the Agreement and Reorganization, we issued and sold a total of 35,000,000 newly-issued, restricted shares of common stock to Philip T. Kueber, the President, the Secretary, the Treasurer and the sole director of Tecscan International and Very Basic Media. The aggregate 35,000,000 shares of common stock of Tecscan International owned of record and beneficially by Mr. Kueber as a result of the Agreement and Reorganization represents approximately 81% of the voting securities of Tecscan International.

     On February 9, 2004, the size of the Board of Directors of Tecscan International was increased from two to three members and Mr. Philip T. Kueber was elected to serve as a director of Tecscan International to fill the vacancy in the Board of Directors as a result of the increase in size. Also, on February 9, 2004, Mr. Michael Meservy resigned as the President of Tecscan International and the Board of Directors appointed Mr. Kueber to fill the vacancy in the office of President resulting from Mr. Meservy's resignation. On February 18, 2004, Mr. Jon H. Marple and Ms. Mary E. Blake resigned as directors of Tecscan International leaving Mr. Kueber as the sole director of the corporation. Mr. Kueber presently serves as the Secretary and the Treasurer, in addition to the President and the sole director, of Tecscan International.


Item 7.  Financial Statements and Exhibits.

     (a) The financial statements required to be filed in response to this Item 7.(a) will be filed by amendment not later than 60 days after the date on which this report is filed.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    March 4, 2004             TECSCAN INTERNATIONAL, INC.




                                   By:   /s/ Philip T. Kueber
                                         ---------------------------
                                         Philip T. Kueber, President